UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 26th, 2018

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Genesys Industries, Inc.

(Exact name of registrant as specified in its charter)

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Florida	333-213387	30-0852686
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1914 24th Ave E

Palmetto, Florida  34221

Tel: 941.722.3600

(Address and telephone number of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

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Section 4 - Item 4.02(a). Non-Reliance on Previously Issued Financial Statements or Completed Interim Review.

Overview

On December 23, 2018, management in the absence of an audit committee of Genesys Industries, Inc. (the “Company”), after discussions with Michael Gillespie & Associates, PLLC (“MGA”), the Company’s independent registered public accounting firm, concluded that the consolidated financial statements for the quarterly periods ended March 31, 2018 which are included in the Company’s Quarterly Reports on Forms 10-Q for such period should no longer be relied upon. Management has discussed the foregoing matters with MGA.

Summary of Impact

During the quarter ended March 31, 2018, the Company utilized $310,000 of its LOC with Twiga Capital Partners (“TCP”), an entity controlled by the Company’s sole officer and largest stockholder, Shefali Vibhakar in exchange for certain equipment. As a result of the purchase the March 31, 2018 balance sheet included $304,833 (net of $5,167 of depreciation) of equipment and a loan of $310,000 due to a related party. The Company was subsequently unable to establish the book value of the equipment per GAAP requirements. As a result, an adjustment was made to carry the equipment over at no cost and the loan was debited to additional paid in capital. TCP then forgave the loan resulting in a credit to additional paid in capital.

Forward Looking Statements

Certain matters discussed in Item 4.02 of this Current Report on Form 8-K constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current beliefs, assumptions and expectations regarding future events, which in turn are based on information currently available to management. Such forward-looking statements include statements regarding materiality or significance, the quantitative effects of other financial statements, and the timing of the filing of the 2018 Form 10-K. The Company cautions you not to place undue reliance on any such forward-looking statements. Several factors could cause actual results, as well as the Company’s expectations regarding materiality or significance, the restatement’s quantitative effects, and the effectiveness of the Company’s internal control over financial reporting, to differ materially from those expressed in or contemplated by the forward-looking statements. Such factors include, but are not limited to, the risk that additional information may arise prior to the expected filing with the Securities and Exchange Commission (“SEC”) of the 2018 Form 10-K, the preparation of the Company’s restated financial statements or other subsequent events that would require us to make additional adjustments, as well as inherent limitations in internal controls over financial reporting. Other risk factors affecting the Company are discussed in detail in the Company’s filings with the SEC, including its Annual Reports on Form 10-K. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by law.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: December 26, 2018		Genesys Industries, Inc.

	By:	/s/ Shefali Vibhakar
Shefali Vibhakar
Chief Financial Officer

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